Exhibit 99.1

STAAR Surgical Reports Third Quarter 2015 Results

MONROVIA, CA, October 28, 2015---STAAR Surgical Company (NASDAQ: STAA), a leading developer, manufacturer and marketer of implantable lenses and delivery systems for the eye today reported financial results for the third quarter ended October 2, 2015.

Third Quarter Overview

•	Net Sales of $18.8 Million Up 3% from the Prior Year Quarter and Up 7% on a Constant Currency Basis
•	Worldwide ICL Revenue and Units Up 21% with Strong Performance by Market:
o	Europe Middle East Africa (EMEA) ICL Revenue Up 25% and Units Up 37%
o	Asia Pacific (APAC) ICL Revenue Up 21% and Units Up 13%
o	North America (NA) ICL Revenue Up 14% and Units Up 10%
•	Worldwide IOL Revenue Down 24% and Units Down 18%
•	Gross Margin Improved 3 points from 65.3% to 68.3% Despite Currency Challenges
•	FDA Remediation Effort Continues On-Track and On-Budget for the Quarter and YTD
•	Third Quarter Net Loss of $0.04 per Share; Adjusted Net Income per Share Breakeven

“Our third quarter results were largely positive due to the continuing momentum in the growth of the ICL business in all markets. Our Toric ICL quarterly shipments surpassed last quarter’s record. Our IOL business performed as planned with unit growth in the Japanese market and continuing downward pressure in all other markets. How we participate in the Cataract Care market in coming years will be a focus for us in 2016,” said Caren Mason, President and CEO. “Enthusiasm for the ICL was very prevalent at the Company’s annual Experts Meeting and European Society of Cataract and Refractive Surgeons Congress in Barcelona in September. Our training session on “Preserving the Cornea and Lens for the Future” led by six of the world’s leading refractive surgeons attracted a standing room only audience of 330 attendees from 68 countries. A highlight of the Experts Meeting was a video presentation by Dr. Roberto Zaldivar of Argentina which captured the implant surgery and then explant surgery twenty years later of one of the first ICL patients. In examining the lens upon removal, he commented upon the excellent condition of the lens with no visible changes. Our commitment to provide continuing education and to sponsor venues for surgeon collaboration is integral for the continued expansion of the ICL market globally, ” added Ms. Mason.

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Financial Overview

Net sales were $18.8 million for the third quarter of 2015, up 3% compared to $18.2 million reported in the prior year period. On a constant currency basis, third quarter net sales increased 7% compared to the prior period.

The sales increase was driven by higher ICL unit sales in each region, with EMEA, APAC, and North America units growing 37%, 13%, and 10%, respectively. These impacts were partially offset by lower IOL unit sales and foreign currency changes due to the strengthening U.S. dollar against the euro and the yen.

For the third quarter of 2015, the gross profit margin increased 300 basis points to 68.3% compared to the prior year period of 65.3%. An increased mix of higher margin ICL units, higher average selling prices exclusive of currency impacts, and lower unit and other costs improved gross margin by approximately 450 basis points which was partially offset by a decrease of approximately 150 basis points due to the impact of the weaker euro on average selling prices.

Operating expenses for the quarter increased 10% to $14.8 million from $13.4 million in the prior year period due to a bonus accrual reversal of $1.6 million in the prior year period. General and administrative expense was $4.9 million and approximately flat to the prior year when adjusting for the bonus accrual reversal. Marketing and selling expense was $6.3 million and approximately $740,000 lower than the prior year due to optimization of North American selling and promotional costs and decreased selling and promotional costs in Japan, partially offset by increased selling costs in Germany as a result of the conversion to a direct sales force in that market. Research and development expense, which includes remediation and other FDA expenses, was $3.7 million and approximately $550,000 higher than the prior year due to increased validation and remediation expenses. Remediation expense for the first nine months of 2015 is on budget.

The net loss for the third quarter of 2015 was $1.8 million or $0.04 per share, compared with a net loss of $2.7 million or $0.07 per share for the prior year period.

The adjusted net loss for the third quarter of 2015 was $40,000 or breakeven on a per share basis, compared with adjusted net income of $87,000 or breakeven per diluted share for the prior year period. The reconciliation between GAAP and non-GAAP financial information is provided in the financial tables included with this release.

Cash and cash equivalents at October 2, 2015 totaled $16.1 million, compared to $15.3 million at the end of the second quarter of 2015 and $13.0 million at year-end 2014. The Company added $746,000 in cash during the third quarter of 2015, which includes $1.1 million provided by operating activities and $253,000 from the exercise of stock options, partially offset by $595,000 in other uses of cash, primarily purchases of property and equipment.

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Conference Call

The Company will host a conference call and webcast on Wednesday, October 28 at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss its financial results. To access the conference call (Conference ID 55625107), please dial 855-765-5684 for domestic participants and 262-912-6252 for international participants. The live webcast can be accessed from the investor relations section of the STAAR website at www.staar.com.

A taped replay of the conference call will also be available beginning approximately one hour after the call's conclusion for seven days. This replay can be accessed by dialing 855-859-2056 for domestic callers and 404-537-3406 for international callers. An archived webcast will also be available at www.staar.com.

Use of Non-GAAP Financial Measures

This press release includes supplemental non-GAAP financial information, which STAAR believes investors will find helpful in understanding its operating performance.

The Company conducts a significant part of its activities outside the U.S. It receives sales revenue and pays expenses principally in U.S. dollars, Swiss francs, Japanese yen and euros. The exchange rates between dollars and non-U.S. currencies can fluctuate greatly and can have a significant effect on the Company’s results when reported in U.S. dollars. When preparing its financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”), the Company translates foreign currency sales and expenses denominated in Japanese yen to dollars at the weighted average of exchange rates in effect during the period. As a result, the Company's reported performance may be significantly affected by currency fluctuations. In order to compare the Company's performance from period to period without the effect of currency, the Company will apply the same average exchange rate applicable in the prior period, or the "constant currency" rate to sales or expenses in the current period as well. Because changes in currency are outside of the control of the Company and its managers, management finds this non-GAAP measure useful in determining the long-term progress of its initiatives and determining whether its managers are achieving their performance goals. The Company believes that the non-GAAP constant-currency sales results provided in this press release are similarly useful to investors to give insight on long term trends in the Company's performance without the external effect of changes in relative currency values. The table below shows sales results calculated in accordance with GAAP, the effect of currency, and the resulting non-GAAP measure expressed in constant currency.

“Adjusted Net Income” excludes the following items that are included in “Net Income” as calculated in accordance with GAAP: manufacturing consolidation expenses, gain or loss on foreign currency transactions, stock-based compensation expenses, and FDA panel and remediation expenses.

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Management believes that “Adjusted Net Income” is useful to investors in gauging the outcome of the key drivers of the business performance: the ability to increase sales revenue and our ability to increase profit margin by improving the mix of high value products while reducing the costs over which management has control.

Management has excluded manufacturing consolidation expenses and FDA panel and remediation expenses because these are non-recurring expenses and their inclusion may mask underlying trends in our business performance. Expenses associated with the consolidation of the Company’s manufacturing operations to the U.S. were largely completed by the end of the second quarter of 2014.

Management has also excluded gains and losses on foreign currency transactions because of the significant fluctuations that can result from period to period as a result of market driven factors.

Stock-based compensation expenses consist of expenses for stock options and restricted stock under the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) 718. In calculating Adjusted Net Income STAAR excludes these expenses because they are non-cash expenses and because of the complexity and considerable judgment involved in calculating their values. In addition, these expenses tend to be driven by fluctuations in the price of our stock and not by the same factors that generally affect our other business expenses.

The Company has provided below a detailed reconciliation table, which is useful to investors in providing the context to understand STAAR Surgical’s non-GAAP information and how it differs from GAAP.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 25 years, designs, develops, manufactures and markets implantable lenses for the eye and delivery systems therefor. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery as an alternative to LASIK is called an Implantable Collamer® Lens or “ICL.” A lens used to replace the natural lens after cataract surgery is called an intraocular lens or “IOL.” More than 500,000 Visian ICLs have been implanted to date. To learn more about the ICL go to: www.visianinfo.com. STAAR has approximately 300 employees and markets lenses in over 60 countries. Headquartered in Monrovia, CA, the company operates manufacturing facilities in Aliso Viejo, CA and Monrovia, CA. For more information, please visit the Company’s website at www.staar.com.

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Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections; the plans, strategies, and objectives of management for future operations or prospects for achieving such plans, expectations for new products or support for product growth, and any statements of assumptions underlying any of the foregoing. Important additional factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended January 2, 2015, under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.”

These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: our limited capital resources and limited access to financing; the negative effect of unstable global economic conditions on sales of products, especially products such as the ICL used in non-reimbursed elective procedures; the challenge of managing our foreign subsidiaries; backlog or supply delays; changes in currency exchange rates; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before approval (including but not limited to FDA requirements regarding the Visian Toric ICL and/or actions related to the FDA Warning Letter and Form FDA-483s), or to take enforcement action; unexpected costs or delays that could reduce or eliminate the expected benefits of our consolidation plans; research and development efforts may not be successful or may be delayed in delivering for launch or may exceed anticipated costs; the purchasing patterns of our distributors carrying inventory in the market; the willingness of surgeons and patients to adopt a new or improved product and procedure; patterns of Visian ICL use that have typically limited our penetration of the refractive procedure market, negative media coverage in different regions regarding refractive procedures, and a general decline in the demand for refractive surgery particularly in the U.S. and the Asia Pacific region, which STAAR believes has resulted from both concerns about the safety and effectiveness of laser procedures and current economic conditions. The Visian Toric ICL and the Visian ICL with CentraFLOW are not yet approved for sale in the United States.

CONTACT:	Investors	Media
	EVC Group	EVC Group
	Brian Moore, 310-579-6199	Dave Schemelia, 646-445-4800
Doug Sherk, 415-652-9100

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STAAR Surgical Company
Condensed Consolidated Balance Sheets
(in 000's)
Unaudited

	October 2,	January 2,
ASSETS	2015	2015

Current assets:
Cash and cash equivalents	$16,081	$13,013
Accounts receivable trade, net	12,776	11,054
Inventories, net	14,622	15,717
Prepayments, deposits, and other current assets	4,008	4,517
Deferred income taxes	598	596
Total current assets	48,085	44,897
Property, plant, and equipment, net	9,944	10,066
Intangible assets, net	719	870
Goodwill	1,786	1,786
Deferred income taxes	759	695
Other assets	617	597
Total assets	$61,910	$58,911

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$4,168	$4,150
Accounts payable	5,790	6,620
Deferred income taxes	301	301
Obligations under capital leases	336	399
Other current liabilities	6,280	4,901
Total current liabilities	16,875	16,371
Obligations under capital leases	224	468
Deferred income taxes	1,866	1,704
Asset retirement obligations	116	115
Pension liability	3,202	3,079
Other long-term liabilities	88	75
Total liabilities	22,371	21,812

Stockholders' equity:
Common stock	399	384
Additional paid-in capital	186,294	178,232
Accumulated other comprehensive loss	(1,017)	(1,070)
Accumulated deficit	(146,137)	(140,447)
Total stockholders' equity	39,539	37,099
Total liabilities and stockholders' equity	$61,910	$58,911

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STAAR Surgical Company
Condensed Consolidated Statements of Operations
(In 000's except for per share data)
Unaudited

	Three Months Ended						Nine Months Ended
	% of	October 2,	% of	October 3,	Fav (Unfav)		% of	October 2,	% of	October 3,	Fav (Unfav)
	Sales	2015	Sales	2014	Amount	%	Sales	2015	Sales	2014	Amount	%

Net sales	100.0%	$18,750	100.0%	$18,188	$562	3.1%	100.0%	$56,264	100.0%	$58,414	$(2,150)	-3.7%

Cost of sales	31.7%	5,951	34.7%	6,319	368	5.8%	32.4%	18,206	32.5%	18,995	789	4.2%

Gross profit	68.3%	12,799	65.3%	11,869	930	7.8%	67.6%	38,058	67.5%	39,419	(1,361)	-3.5%

Selling, general and administrative expenses:
General and administrative	25.9%	4,853	17.9%	3,259	(1,594)	-48.9%	26.2%	14,748	24.0%	14,064	(684)	-4.9%
Marketing and selling	33.5%	6,284	38.6%	7,026	742	10.6%	31.6%	17,784	34.6%	20,189	2,405	11.9%
Research and development	19.6%	3,684	17.2%	3,137	(547)	-17.4%	19.2%	10,800	15.6%	9,118	(1,682)	-18.4%
Selling, general, and administrative expenses	79.0%	14,821	73.7%	13,422	(1,399)	-10.4%	77.0%	43,332	74.2%	43,371	39	0.1%
Other general and administrative expenses	0.0%	-	0.0%	-	-	0.0%	0.0%	-	0.6%	334	334	100.0%

Total selling, general and administrative expenses	79.0%	14,821	73.7%	13,422	(1,399)	-10.4%	77.0%	43,332	74.8%	43,705	373	0.9%

Operating loss	-10.7%	(2,022)	-8.4%	(1,553)	(469)	—	-9.4%	(5,274)	-7.3%	(4,286)	(988)	23.1%

Other income (expense):
Interest income	0.0%	1	0.0%	7	(6)	-85.7%	0.1%	50	0.0%	26	24	92.3%
Interest expense	-0.2%	(29)	-0.2%	(35)	6	17.1%	-0.2%	(97)	-0.1%	(102)	5	4.9%
Gain (loss) on foreign currency transactions	0.1%	20	-3.5%	(628)	648	-103.2%	-1.2%	(692)	-1.2%	(696)	4	—
Other income, net	1.4%	267	0.3%	51	216	423.5%	0.8%	437	0.6%	338	99	29.3%
Total other income (expense), net	1.4%	259	-3.4%	(605)	864	-142.8%	-0.5%	(302)	-0.7%	(434)	132	-30.4%

Loss before provision (benefit) for income taxes	-9.4%	(1,763)	-11.9%	(2,158)	395	-18.3%	-9.9%	(5,576)	-8.0%	(4,720)	(856)	18.1%

Provision (benefit) for income taxes	-0.1%	(11)	3.0%	548	559	—	0.2%	114	1.9%	1,134	1,020	89.9%

Net loss	-9.3%	$(1,752)	-14.9%	$(2,706)	$954	—	-10.1%	$(5,690)	-9.9%	$(5,854)	$164	—

Net loss per share - basic and diluted		$(0.04)		$(0.07)				$(0.14)		$(0.15)

Weighted average shares outstanding - basic and diluted		39,727		38,369				39,409		38,044

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STAAR Surgical Company
Condensed Consolidated Statements of Cash Flows
(in 000's)
Unaudited

	Nine Months Ended
	October 2,	October 3,
	2015	2014
Cash flows from operating activities:
Net loss	$(5,690)	$(5,854)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	1,563	1,520
Amortization of intangibles	154	317
Deferred income taxes	(148)	161
Stock-based compensation expense	2,747	4,736
Change in net pension liability	136	118
Accretion of asset retirement obligation	-	3
Provision for sales returns and bad debts	331	75
Changes in working capital:
Accounts receivable, net	(2,040)	(1,139)
Inventories, net	1,497	(3,191)
Prepayments, deposits and other current assets	737	207
Accounts payable	(991)	(17)
Other current liabilities	1,387	(1,364)
Net cash used in operating activities	(317)	(4,428)

Cash flows from investing activities:
Acquisition of property and equipment	(1,283)	(2,517)
Disposal of property and equipment	2	68
Net cash used in investing activities	(1,281)	(2,449)

Cash flows from financing activities:
Repayment of capital lease obligations	(306)	(372)
Proceeds from exercise of warrants	2,800	-
Proceeds from exercise of stock options	2,149	2,793
Net cash provided by financing activities	4,643	2,421

Effect of exchange rate changes on cash and cash equivalents	23	(139)

(Decrease) increase in cash and cash equivalents	3,068	(4,595)
Cash and cash equivalents, at beginning of the period	13,013	22,954
Cash and cash equivalents, at end of the period	$16,081	$18,359

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STAAR Surgical Company
Global Sales
(in 000's)
Unaudited

	Three Months Ended					Nine Months Ended
		October 2,		October 3,	% Change		October 2,		October 3,	% Change
Geographic Sales		2015		2014	Fav (Unfav)		2015		2014	Fav (Unfav)
United States	15.3%	$2,873	15.8%	$2,875	-0.1%	15.0%	$8,464	14.9%	$8,676	-2.4%

Japan	22.7%	4,249	26.3%	4,792	-11.3%	22.2%	12,514	24.6%	14,349	-12.8%
China	16.5%	3,095	16.0%	2,915	6.2%	15.6%	8,794	13.1%	7,675	14.6%
Korea	9.0%	1,690	6.0%	1,098	53.9%	9.4%	5,303	9.7%	5,671	-6.5%
Spain	6.1%	1,137	6.5%	1,178	-3.5%	7.3%	4,101	7.3%	4,270	-4.0%
Germany	5.1%	962	3.9%	713	34.9%	3.8%	2,151	4.5%	2,625	-18.1%
Other	25.4%	4,744	25.4%	4,617	2.8%	26.5%	14,937	25.9%	15,148	-1.4%
Total International Sales	84.8%	15,877	84.1%	15,313	3.7%	85.0%	47,800	85.1%	49,738	-3.9%

Total Sales	100.1%	$18,750	99.9%	$18,188	3.1%	100.0%	$56,264	100.0%	$58,414	-3.7%

Product Sales
Core products
ICLs	68.8%	$12,907	58.5%	$10,640	21.3%	66.5%	$37,396	60.0%	$35,052	6.7%
IOLs	23.4%	4,390	31.7%	5,763	-23.8%	26.6%	14,952	32.2%	18,804	-20.4%
Total core products	92.3%	17,297	90.2%	16,403	5.5%	93.0%	52,348	92.2%	53,856	-2.8%
Non-core products
Other	7.7%	1,453	9.8%	1,785	-18.8%	7.0%	3,916	7.8%	4,558	-14.1%
Total Sales	100.0%	$18,750	100.0%	$18,188	3.1%	100.0%	$56,264	100.0%	$58,414	-3.7%

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STAAR Surgical Company
Reconciliation of Non-GAAP Financial Measure
(in 000's)
Unaudited

	Three Months Ended		Nine Months Ended
	October 2,	October 3,	October 2,	October 3,
	2015	2014	2015	2014
Net loss - (as reported)	$(1,752)	$(2,706)	$(5,690)	$(5,854)
Less:
Manufacturing consolidation expenses	-	-	-	334
Foreign currency impact	(20)	628	692	696
Stock-based compensation expense	923	1,553	2,869	4,736
FDA panel/remediation expense	809	612	3,367	2,104
Net income (loss) - (adjusted)	$(40)	$87	$1,238	$2,016

Net loss per share, basic - (as reported)	$(0.04)	$(0.07)	$(0.14)	$(0.15)
Manufacturing consolidation expenses	$-	$-	$-	$0.01
Foreign currency impact	$(0.00)	$0.02	$0.02	$0.02
Stock-based compensation expense	$0.02	$0.04	$0.07	$0.12
FDA panel/remediation expense	$0.02	$0.02	$0.09	$0.06
Net income per share, basic - (adjusted)	$(0.00)	$0.00	$0.03	$0.05

Net loss per share, diluted - (as reported)	$(0.04)	$(0.07)	$(0.13)	$(0.15)
Manufacturing consolidation expenses	$-	$-	$-	$0.01
Foreign currency impact	$(0.00)	$0.02	$0.02	$0.02
Stock-based compensation expense	$0.02	$0.04	$0.07	$0.12
FDA panel/remediation expense	$0.02	$0.02	$0.08	$0.05
Net income per share, diluted - (adjusted)	$(0.00)	$0.00	$0.03	$0.05

Weighted average shares outstanding - Basic	39,727	38,369	39,409	38,044
Weighted average shares outstanding - Diluted	39,727	40,169	42,393	40,348

Note: Net income per share (adjusted), basic and diluted, may not add up due to rounding

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STAAR Surgical Company
Reconciliation of Non-GAAP Financial Measure
Constant Currency Sales
(in 000's)
Unaudited

	Three Months Ended
	GAAP Sales
	October 2,	Effect of	Constant	October 3,	As Reported		Constant Currency
	2015	Currency	Currency	2014	$ Change	% Change	$ Change	% Change
ICL	$12,907	$79	$12,986	$10,640	$2,267	21%	$2,346	22%
IOL	4,390	413	4,803	$5,763	(1,373)	-24%	(960)	-17%
Other	1,453	203	1,656	$1,785	(332)	-19%	(129)	-7%
Total Sales	$18,750	$695	$19,445	$18,188	$562	3%	$1,257	7%

	Nine Months Ended
	GAAP Sales
	October 2,	Effect of	Constant	October 3,	As Reported		Constant Currency
	2015	Currency	Currency	2014	$ Change	% Change	$ Change	% Change
ICL	$37,396	$219	$37,615	$35,052	$2,344	7%	$2,563	7%
IOL	14,952	1,516	16,468	18,804	(3,852)	-20%	(2,336)	-12%
Other	3,916	538	4,454	4,558	(642)	-14%	(104)	-2%
Total Sales	$56,264	$2,273	$58,537	$58,414	$(2,150)	-4%	$123	0%

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